Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name	State/Country of Incorporation

1. AbleVets LLC	Virginia
2. Cerner Belgium	Belgium
3. Cerner Campus Redevelopment Corporation	Missouri
4. Cerner Canada Limited LLC	Delaware
5. Cerner Canada ULC	Canada
6. Cerner Capital, Inc.	Delaware
7. Cerner Chile Limitada	Chile
8. Cerner Chouteau Data Center, Inc.	Delaware
9. Cerner Corporation PTY Limited	New South Wales (Australia)
10. Cerner Deutschland GmbH	Germany
11. Cerner Egypt L.L.C	Egypt
12. Cerner Finland Oy	Finland
13. Cerner France SAS	France
14. Cerner Galt, Inc.	Delaware
15. Cerner Global Holdings B.V.	Netherlands
16. Cerner Government Services, Inc.	Delaware
17. Cerner Healthcare Sales India Private Limited	India
18. Cerner Healthcare Solutions, Inc.	Delaware
19. Cerner Healthcare Solutions India Private Limited	India
20. Cerner Health Connections, Inc.	Delaware
21. Cerner Health Services, Inc.	Delaware
22. Cerner Health Services Deutschland GmbH	Germany
23. Cerner Iberia, S.L.U.	Spain
24. Cerner Innovation, Inc.	Delaware
25. Cerner International, Inc.	Delaware
26. Cerner Ireland Limited	Ireland
27. Cerner Legal, Quality & Strategy, Inc.	Delaware
28. Cerner Limited	United Kingdom
29. Cerner Lingologix, Inc.	Delaware
30. Cerner (Malaysia) SDN BHD	Malaysia
31. Cerner Math, Inc.	Delaware
32. Cerner México, S. de R. L. de C.V.	Mexico
33. Cerner Middle East FZ-LLC	Emirate of Dubai, UAE
34. Cerner Middle East, Ltd.	Cayman Islands
35. Cerner Multum, Inc.	Delaware
36. Cerner Nederland B.V.	Netherlands
37. Cerner Norge AS	Norway
38. Cerner Österreich GmbH	Austria
39. Cerner Portugal Unipessoal, Lda.	Portugal
40. Cerner Properties, Inc.	Delaware
41. Cerner Property Development, Inc.	Delaware
42. Cerner RevWorks, LLC	Delaware
43. Cerner România S.R.L.	Romania
44. Cerner Singapore Limited LLC	Delaware
45. Cerner Soluções para a Saúde Ltda.	Brazil
46. Cerner State & Local Government Services, Inc.	Delaware
47. Cerner Sverige AB	Sweden
48. Cerner Universal Revenue Cycle Management, LLC	Delaware
49. The Health Exchange, Inc.	Missouri